Exhibit 5.1

December 9, 2024

Eyenovia, Inc.

295 Madison Avenue, Suite 2400

New York, New York 10017

Ladies and Gentlemen:

We have acted as counsel to Eyenovia, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of (i) 11,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 9,085,025 shares of Common Stock (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 40,170,050 shares of Common Stock (the “Warrants”), pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated December 5, 2024, by and between the Company and the purchasers named on the signature page thereto. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Warrants are hereinafter referred to as the “Warrant Shares” and, together with the Shares, the Pre-Funded Warrants and the Warrants, are referred to collectively as the “Securities.” The offer and sale of the Securities are being registered under the Securities Act pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-282458), which was filed with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2024 and which became effective on October 8, 2024 (such registration statement, as amended to the date hereof, is referred to herein as the “Registration Statement”).

We have reviewed:

(i)	the Purchase Agreement;

(ii)	the Registration Statement;

(iii)	the prospectus, dated October 8, 2024, included in the Registration Statement (the “Base Prospectus”);

(iv)	the notice of the Registration Statement’s effectiveness, dated October 8, 2024, posted on the website of the Commission at www.sec.gov;

(v)	the prospectus, consisting of the Base Prospectus, as supplemented by a prospectus supplement dated December 5, 2024, relating to the offering of the Shares, filed with the Commission on December 6, 2024 pursuant to Rule 424(b) under the Securities Act (the “Prospectus”);

(vi)	the form of Pre-Funded Warrant; and

(vii)	the form of Warrant.

We have also reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

Eyenovia, Inc.

December 9, 2024

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	the Shares have been duly authorized, and when issued and sold by the Company pursuant to the terms of the Purchase Agreement and upon receipt by the Company of full payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable;

2.	when the Pre-Funded Warrants have been (a) duly executed and delivered in accordance with the Purchase Agreement and (b) duly issued and delivered against payment of the purchase price therefor in accordance with the Purchase Agreement, the Pre-Funded Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

3.	when the Warrants have been (a) duly executed and delivered in accordance with the Purchase Agreement and (b) duly issued and delivered against payment of the purchase price therefor in accordance with the Purchase Agreement, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

4.	the Warrant Shares have been duly authorized and, when issued and delivered by the Company pursuant to the terms of the Pre-Funded Warrants and the Warrants and upon receipt by the Company of full payment of the applicable exercise price thereof in accordance with the terms of the Pre-Funded Warrants or the Warrants, as applicable, will be validly issued, fully paid and non-assessable.

We are members of the bars of the Commonwealth of Massachusetts and the State of New York. We do not express any opinion herein on any laws other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated the date hereof related to the offering of the Securities. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Covington & Burling LLP